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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-48863 and 333-127410) pertaining to the IAC/InterActiveCorp Retirement Savings Plan of our report dated June 22, 2009, with respect to the financial statements and schedules of the IAC/InterActiveCorp Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.

                      /s/ ERNST & YOUNG LLP

New York, New York
June 22, 2009

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm